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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Talbert Medical Management Holdings Corporation

    We consent to the use in this Amendment No. 2 to Registration Statement No. 333-17679 of Talbert Medical Management Holdings Corporation on Form S-1 of our report dated April 4, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Costa Mesa, California
April 4, 1997